                                                                    Exhibit 11.1

                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                                                For the three months ended
                                                                                         September 30,
                                                                              ----------------------------------
                                                                                1995                     1994
                                                                              ---------                ---------
Primary
 Average shares outstanding                                                   2,321,903                2,323,978
 Dilutive stock options based on treasury stock
   method using average market price                                              7,832                        0
                                                                             ----------               ----------
                                                                              2,329,735                2,323,978
                                                                             ==========               ==========

 Income from continuing operations                                           $4,158,097               $4,805,449
 Income (loss) from discontinued operations, net of taxes                             0                  (51,306)
                                                                             ----------               ----------
 Net income                                                                  $4,158,097               $4,754,143
                                                                             ==========               ==========
 Income (loss) per common share:
   Continuing operations                                                     $     1.78               $    2.06
   Discontinued operations                                                          .00                    (.02)
                                                                             ----------               ----------
 Net income per common share                                                 $     1.78               $     2.04
                                                                             ==========               ==========
Fully Diluted
 Average shares outstanding                                                   2,321,903                2,323,978
 Dilutive stock options based on treasury stock method
   using greater of period-end or average market price                           12,844                        0
                                                                             ----------               ----------
                                                                              2,334,747                2,323,978
                                                                             ==========               ==========
 Income from continuing operations                                           $4,158,097               $4,805,449
 Income (loss) from discontinued operations, net of taxes                             0                  (51,306)
                                                                             ----------               ----------
 Net income                                                                  $4,158,097               $4,754,143
                                                                             ==========               ==========

 Income (loss) per common share:
   Continuing operations                                                     $     1.78               $     2.06
   Discontinued operations                                                          .00                     (.02)
                                                                             ----------               ----------
 Net income per common share                                                 $     1.78               $     2.04
                                                                             ==========               ==========